UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2026 (January 5, 2026)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Executive Vice President and Chief Financial Officer

The Board of Directors of Healthcare Realty Trust Incorporated (the “Company”) has appointed Daniel Gabbay to serve as the Company’s Executive Vice President and Chief Financial Officer effective January 12, 2026.

Mr. Gabbay, age 46, served as a Managing Director in the Real Estate Investment Banking Group of RBC Capital Markets (“RBC”), with primary coverage responsibility of the healthcare REIT sector. Prior to joining RBC, he served as a Managing Director in the Real Estate Investment Banking Group at Barclays. He began his career at Lehman Brothers in 2001. Mr. Gabbay holds a Masters in Business Administration from Harvard Business School, a Bachelor of Science from The Wharton School and a Bachelor of Arts from the University of Pennsylvania.
There is no arrangement or understanding between Mr. Gabbay and any other person pursuant to which Mr. Gabbay was selected as the Company’s Chief Financial Officer. Mr. Gabbay has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Gabbay is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into an employment agreement with Mr. Gabbay governing his employment as its Executive Vice President and Chief Financial Officer (the “Employment Agreement”). The Employment Agreement provides that Mr. Gabbay will receive an initial base salary of $500,000 per year and an annual cash incentive opportunity at a target of $625,000, which for 2026 shall be paid in an amount not less than target performance value. For 2026, Mr. Gabbay will receive equity incentive awards with a target value of $1,375,000, which will consist of performance-based equity and time-based restricted stock. In connection with his appointment, Mr. Gabbay will also receive a one-time make-whole restricted stock award with an aggregate grant date value of $2,750,000 which will vest ratably over a period of four years. Mr. Gabbay will also be entitled to relocation benefits having a value of $300,000 and will be eligible to participate in employee benefit plans and programs provided by the Company to other employees and executive officers.

The employment agreement may be terminated for a variety of reasons, including: for cause, not for cause, voluntarily by the officer, death, or following a change in control. In all cases, Mr. Gabbay would receive all accrued salary, bonus compensation that has been awarded but not yet paid, benefits under plans of the Company, including defined contribution or health and welfare plans, accrued vacation pay and reimbursement of appropriate business expenses.

In the case of a termination other than for cause, Mr. Gabbay would receive full vesting of any equity awards and severance compensation equal to two times his base salary and his average bonus for the last two years.

In the event that Mr. Gabbay’s employment agreement is terminated in connection with a “change-in-control”, he would receive full vesting of any equity awards and severance compensation equal to 2.5 times his base salary and his average bonus for the last two years.

The Company has agreed to indemnify Mr. Gabbay for certain liabilities arising from actions taken within the scope of his employment. The employment agreement is expected to contain restrictive covenants pursuant to which Mr. Gabbay will agree not to compete with the Company while he is employed and for a period of one year following a termination upon a change in control or a termination other than for cause.
Departure of Executive Vice President and Chief Financial Officer

On January 5, 2026, the Company and Austen B. Helfrich determined that Mr. Helfrich would depart from his position as Executive Vice President and Chief Financial Officer of the Company, effective January 12, 2026. Mr. Helfrich’s separation from the Company is not a result of any disagreement with other members of the Company’s management or the Company’s external auditor.

Mr. Helfrich’s separation is governed pursuant to the “termination other than for cause” provisions of his employment agreement with the Company, as amended, a copy of which previously has been filed with the Securities and Exchange Commission (the “SEC”). Subject to Mr. Helfrich’s execution and non-revocation of a release agreement, he will receive severance compensation and accelerated vesting of equity awards in accordance with the terms of his employment agreement. The Company expects to record a charge of approximately $5 million for the quarter ended March 31, 2026 in connection with Mr. Helfrich’s separation.

Item 7.01	Regulation FD Disclosure.
On January 7, 2026, the Company issued a press release announcing the changes described above. A copy of the press release is furnished herewith as Exhibit 99.1. The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by Healthcare Realty Trust Incorporated dated January 7, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: January 7, 2026	By:	/s/ Peter A. Scott
Name: Peter A. Scott
Title: President and Chief Executive Officer